(AMEX: NBN) 3rd Quarter Earnings Release FOR IMMEDIATE RELEASE

For More Information:
James D. Delamater, President & CEO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 www.northeastbank.com	1-800-284-5989 ext. 3569 207-786-3245 jdelamater@northeastbank.com

NORTHEAST BANCORP ANNOUNCES QUARTERLY EARNINGS AND DECLARES DIVIDEND

Lewiston, MAINE (April 26, 2006) - Northeast Bancorp (AMEX: NBN) announces that earnings for the third quarter ended March 31, 2006 were $873,741, or $0.35 per diluted share, a decrease of $240,624, or 22%, from earnings for the same period last year which were $1,114,365, or $0.44 per diluted share. The principal elements driving the decrease in net income during the past quarter were decreases in earning assets and a lower net interest margin, resulting in decreased net interest income. The Company also experienced slightly higher operating expenses than anticipated.

For the nine months ended March 31, 2006, net income was $2,987,034, or $1.17 per diluted share, which represented an increase in earnings of $151,671, or 5%, over earnings for the previous nine months ended March 31, 2005 of $2,835,363, or $1.11 per diluted share. The principal elements driving the increase in net income during the past nine months were continued growth in non-interest income and a higher net interest margin. The increases in non-interest income were due to increased activity in fee generating activities, including private banking and trust services, investments and brokerage, and insurance.

"Northeast's business model provides for full diversification of our revenue streams as evidenced by the continued commitment to the delivery of a full-range of financial services. I'm pleased with our ability to sustain our income levels year-to-date in part as a result of this diversification," said Jim Delamater, President and CEO of Northeast Bancorp.

"While the current market conditions and yield curve pose a unique pricing challenge when looking to grow loans and deposits, we are committed to maintaining a solid credit portfolio with realistic pricing and not compromising our balance sheet in the short-term," continued Delamater.

In addition to announcing earnings, the Board of Directors declared a dividend of $0.09 per share, payable on May 26, 2006 to shareholders of record as of the close of business on May 5, 2006. Northeast Bancorp trades on the American Stock Exchange with approximately 2.5 million shares outstanding and a book value of $16.08 per share as of March 31, 2006. The Company continues to be well capitalized and has expressed a desire to maintain sufficient capital that positions the Company to pay a fair dividend return, to continue the repurchase of its shares as it deems appropriate, and to support the overall growth of the franchise.

Northeast Bancorp is the holding company for the independent Maine-based Northeast Bank, founded in 1872. Northeast Bank, together with its wholly owned subsidiary, Northeast Bank Insurance Group, Inc. and other affiliations, provides retail and business customers with a broad array of financial services. Income is derived from a combination of traditional banking services and non-traditional financial products and services, including trust, investment, and insurance products (life, disability, property and casualty insurance). Employees utilize a "needs-based" consultative selling philosophy focused on understanding customers' financial goals and objectives to find the most appropriate product or service match.

The headquarters for Northeast Bancorp is located at 500 Canal Street, Lewiston, Maine 04240. Information regarding Northeast Bank can be found on its website at www.northeastbank.com or by calling 1-800-284-5989. Management encourages present and prospective shareholders to contact President and CEO Jim Delamater directly to discuss the Company, its products and services, or ongoing efforts to develop shareholder value. He can be reached at jdelamater@northeastbank.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Northeast Bancorp. Such forward-looking statements reflect the Company's current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projections about its business and its industry, and they involve inherent risks and uncertainties. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, the Company is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct. Actual results could differ materially from those expressed or implied by such forward-looking statements due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in technology, changes in securities markets, and the availability of and the costs associated with sources of liquidity. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements. For a more complete discussion of certain risks and uncertainties affecting the Company, please see "Item 1. Business Forward-Looking Statements and Risk Factors" set forth in the Company's Form 10-K.

Important information-Securities, annuities, and insurance products are not deposit products, not FDIC insured, are subject to investment risk, including the possible loss of principal, and are not an obligation of or guaranteed by the Bank. Customer access to securities is provided through Commonwealth Financial Network, Member NASD/SIPC.

NORTHEAST BANCORP
(Dollars in Thousands, Except Per Share and Shares Outstanding Data)

	Three Months Ended			Nine Months Ended
	March 31,		%	March 31,		%
	2006	2005	Change	2006	2005	Change
Selected financial information

Income statement data:

Interest income	$ 8,610	$ 8,136	6%	$ 26,057	$ 23,656	10%
Interest expense	4,181	3,507	19%	12,163	10,232	19%
Net interest income	4,429	4,629	-4%	13,894	13,424	4%
Provision for loan losses	325	401	-19%	926	1,001	-7%
Net interest income after
provision for loan losses	4,104	4,228	-3%	12,968	12,423	4%
Gain on sale of loans	47	58	-19%	214	168	27%
Gain on securities	2	41	-95%	11	80	-86%
Other noninterest income	1,796	1,512	19%	4,727	3,954	20%
Noninterest expense	4,692	4,204	12%	13,535	12,492	8%
Operating income before income tax	1,257	1,635	-23%	4,385	4,133	6%
Income tax expense	383	521	-26%	1,398	1,298	8%
Net income	$ 874	$ 1,114	-22%	$ 2,987	$ 2,835	5%

Per share data:
Basic earning per common share	$ 0.35	$ 0.44	-20%	$ 1.19	$ 1.13	5%
Diluted earnings per common share	$ 0.35	$ 0.44	-20%	$ 1.17	$ 1.11	5%
Weighted average shares outstanding:
Basic	2,479,835	2,517,983	-2%	2,509,718	2,518,528	0%
Diluted	2,509,369	2,553,438	-2%	2,543,791	2,565,813	-1%

Book value per share	16.08	15.28		16.08	15.28
Tangible book value per share	15.10	14.24		15.10	14.24

Net interest margin	3.37%	3.49%		3.42%	3.38%
Net interest spread	2.94%	3.13%		3.09%	3.12%
Return on average assets (annualized)	0.63%	0.80%		0.70%	0.68%
Return on equity (annualized)	8.80%	11.57%		9.82%	9.85%
Tier I leverage ratio (Bank)	8.92%	8.12%		8.92%	8.12%
Tier I risk-based capital ratio (Bank)	11.98%	10.59%		11.98%	10.59%
Total risk-based capital ratio (Bank)	13.23%	11.73%		13.23%	11.73%
Efficiency ratio	75%	67%		72%	71%
Nonperforming loans	8,226	1,934		8,226	1,934
Total nonperforming assets	8,227	2,052		8,227	2,052
Nonperforming loans as a % of total loans	1.88%	0.42%		1.88%	0.42%
Nonperforming assets as a % of total assets	1.47%	0.36%		1.47%	0.36%

	March 31,		%
	2006	2005	Change
Balance sheet highlights:

Investment securities	$ 83,492	$ 76,341	9%
Loans held for sale	358	223	61%
Loans	437,080	459,741	-5%
Allowance for loan losses	5,447	4,937	10%
Total assets	561,036	575,013	-2%

Deposits:
NOW and money market	71,747	77,531	-7%
Savings	27,271	29,738	-8%
Certificates of deposits	204,052	168,475	21%
Brokered time deposits	42,561	88,568	-52%
Noninterest-bearing deposits	37,766	37,012	2%
Total deposits	383,397	401,324	-4%

Borrowings	101,460	103,536	-2%
Shareholders' equity	39,303	38,537	2%

Shares outstanding	2,444,132	2,522,832	-3%